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                                                                   Exhibit 10.30

                       9% NON-NEGOTIABLE SUBORDINATED NOTE

January 10, 1996                                                      $5,000,000

          Outsourcing Solutions Incorporated, a Delaware corporation (the "Borrower"), hereby promises upon the terms and subject to the provisions hereof to pay to Alan M. Miller (the "Holder"), the principal amount of Five Million Dollars ($5,000,000).

          This 9% Non-Negotiable Junior Subordinated Note (the "Note") was issued pursuant to the Stock Purchase Agreement, dated as of December 13, 1995, between OSI Holdings Corp., the Borrower, A.M. Miller & Associates, Inc. and the Holder.

          1. Definitions. As used herein, the following terms shall have the following meanings:

          "Indebtedness" means (i) all obligations for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise in connection with acceptance, letter of credit or similar facilities, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments or securities, (iii) all indebtedness created or arising under any sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all rental obligations under capital leases to the extent not included in clause (iii) above, (v) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and all other contingent obligations in respect of, or obligations to purchase or otherwise acquire or to assure payment of, indebtedness of others and (vi) indebtedness of others secured by any lien upon property, whether or not assumed, but only to the extent of such property's fair market value.

          "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


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          "Senior Agent" shall mean Heller Financial, Inc., as Co-Agent,
National Westminster Bank Plc, as Co-Agent, or any agent or representative designated in writing by the Senior Lenders for purposes of this Agreement.

          "Senior Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, by and among the Borrower, Heller Financial, Inc. and National Westminster Bank Plc ("NatWest") as lenders, co-arrangers and coadministrative agents, NatWest as L/C issuer and such other persons executing the Credit Agreement as Lenders, as administrative agent, and the institutions named therein as lenders, as amended, modified or supplemented from time to time hereafter, together with any credit agreement or similar document from time to time executed by the Borrower to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.

          "Senior Indebtedness" shall mean (i) all Obligations (as defined in the Senior Credit Agreement) (including Contingent Obligations, as defined in the Senior Credit Agreement) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (ii) any additional Indebtedness incurred under or pursuant to the Senior Credit Agreement and the other Senior Debt Documents whether such Obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding) indemnities or reimbursement of fees, expenses or other amounts, and (iii) any indebtedness incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancing") the obligations of the Borrower under the Senior Credit Agreement as set forth in clauses (i) and (ii) above.

          "Senior Debt Documents" shall mean the Senior Credit Agreement and all other documents and instruments delivered or filed in connection with the creation or incurrence of any Senior Indebtedness (including, without limitation, the guaranty agreements executed and delivered by the Companies (as defined in the Senior Credit Agreement) in respect of the Obligations of the Borrower under the Senior Credit Agreement).

          "Senior Lenders" shall mean Heller Financial, Inc., National Westminster Bank Plc and each other Person to which an interest in the Loans is transferred pursuant to Section


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8.1 of the Senior Credit Agreement and all other holders of Senior Indebtedness.

          2. Payment of Interest. Interest shall accrue on the unpaid principal amount of this Note from the date hereof at the rate of 9% per annum (the "Interest Rate"), calculated on the basis of a 365 day year. The Borrower shall pay interest quarterly in arrears on the fifteenth day of January, April, July and October in each year (each, an "Interest Payment Date") commencing on April 15, 1996.

          3. Payment of Principal.

          (a) Scheduled Payment. On July 10, 2001 (the "Maturity Date"), the Borrower shall pay to the holder of this Note the entire principal amount of this Note, plus all accrued and unpaid interest hereon which is then unpaid.

          (b) Optional Prepayments. Subject to the provisions of Section 4 hereof, the Borrower may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of this Note, together with unpaid interest accrued since the preceding Interest Payment Date to which interest has been paid on such portion of the principal amount which it is prepaying; provided, that no such prepayment shall be made if such prepayment is then prohibited by the terms of any Senior Indebtedness. A prepayment of less than all of the unpaid principal amount of this Note shall not relieve the Borrower of its obligation to make the scheduled payment on this Note on the Maturity Date. Each partial payment under this Note shall first be credited to accrued and unpaid interest on the principal being prepaid, and the remainder shall be credited to principal. Whenever any payment to be made hereunder shall be due on a date which is not a business day, the payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of interest with respect to such payment.

          4. Subordination.

          (a) Agreement to Subordinate. The Borrower and, by its acceptance hereof, each Holder agree that the indebtedness of the Borrower evidenced by this Note, whether for principal, interest on any other amount payable under or in respect hereof (the "Subordinated Obligations"), shall be junior and subordinate in right of payment to the prior payment in full of all Senior Indebtedness, in accordance with the provisions of this Section 4. Each holder of Senior


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Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Borrower and the holder of this Note contained in this Section 4. The provisions of this Section 4 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Borrower. Any provision of this Note to the contrary notwithstanding, (other than the provision contained in Section 6) the Borrower shall not make, and no Holder shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever with respect to the Subordinated Obligations at any time when any of the Senior Indebtedness remains outstanding. Holder may receive interest payments in respect of the Subordinated Obligations in accordance with the terms of this Note except to the extent and at the times prohibited or restricted by the provisions of this Section 4. In no event shall the Holder commence any action or proceeding to contest the provisions of this Section 4 or the priority of the Liens (as defined in the Senior Credit Agreement) granted to the holders of the Senior Indebtedness by the Borrower. No Holder shall take, accept or receive any collateral security from the Borrower for the payment of the Subordinated Obligations.

          (b) Liquidation, Dissolution, Bankruptcy. In the event of any insolvency, bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Borrower, its debts, its property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a "Bankruptcy Event"), all Senior Indebtedness shall first be paid in full in cash or other immediately available funds before Holder shall be entitled to receive or retain any payment or distribution of assets of the Borrower with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Holder would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section 4, whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the Senior Agent on behalf of the holders of

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the Senior Indebtedness for application to the payment of the Senior
Indebtedness remaining unpaid, to the extent necessary to make payment in full in cash or other immediately available funds of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

          (c) No Payments with Respect to Subordinated Obligations in Certain Circumstances.

          (i) In circumstances in which Section 4(b) is not applicable, no payment of any nature in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto) shall be made by or on behalf of the Borrower if, at the time of such payment:

               (A) a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

               (B) subject to the last sentence of this Section 4(c), (x) the Borrower and the Holder shall have received notice from the Senior Agent of the occurrence of one or more Events of Default (as defined in the Senior Credit Agreement) in respect of the Senior Indebtedness (other than payment defaults described in Section 4(c)(i)(A) above),
          (y) each such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (z) 180 days shall not have elapsed since the date such notice was received.

          The Borrower may resume payments (and may make any payments missed due to the application of Section 4(c)(i) in respect of the Subordinated Obligations or any judgment with respect thereto:

               (A) in the case of a default referred to in clause (A) of this
          Section 4(c)(i), upon a cure or


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          waiver thereof in accordance with the terms of the Senior Debt
          Documents; or

               (B) in the case of an Event of Default or Events of Default referred to in clause (B) of this Section 4(c)(i), upon the earlier to occur of (1) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (2) the expiration of such period of 180 days.

          (ii) Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner satisfactory to the holders of the Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Obligations.

          (iii) The Borrower shall give prompt written notice to the Holder of
     (i) any default in respect of Senior Obligations referred to in Section 4(c)(i)(A) and (ii) any notice of the type described in Section 4(c)(i)(B) from the Senior Agent.

          (d) When Distribution Must Be Paid Over. In the event that Holder shall receive any payment or distribution of assets that Holder is not entitled to receive or retain under the provisions of this Note, Holder shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Holder and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.

          (e) Exercise of Remedies. So long as any Senior Indebtedness is outstanding (including any loans, any commitments to lend or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not exercise any rights or remedies with respect to an Event of Default under this Note, including, without limitation, any action (1) to demand or sue for collection of amounts payable hereunder, (2) to accelerate the principal of this Note, or (3) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with


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or premised on the occurrence of a Bankruptcy Event prior to the earlier of:

          (A) the payment in full in cash or other immediately available funds of all Senior Indebtedness;

          (B) the initiation of a proceeding (other than a proceeding prohibited by clause (3) of this Section 4(e)) in connection with or premised upon the occurrence of a Bankruptcy Event;

          (C) the expiration of 270 days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the Holder; and

          (D) the acceleration of the maturity of the Senior Indebtedness;

provided, however, that if, with respect to (B) and (D) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (C) above, during such 270-day period such Event of Default has been cured or waived, the prohibition against taking the actions described in this Section 4(e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In all events, unless an event described in clause (A), (B) or (D) above has occurred and not been rescinded, the Holder shall give ten (10) days prior written notice to the Senior Agent before taking any action described in this Section 4(e), which notice shall describe with specificity the action that the Holder in good faith intends to take.

          (f) Acceleration of Payment of Note. If this Note is declared due and payable prior to the Maturity Date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of the Borrower (whether by set off or in any other manner, including, without limitation, from or by way of collateral) to the payment, purchase or other acquisition or retirement of this Note, unless, in either case, (i) all amounts due or to become due on or in respect of the Senior Indebtedness shall have been previously paid in full in cash or other immediately available funds or in any other manner satisfactory to all holders of such Senior Indebtedness, (ii) all commitments to lend under Senior Indebtedness shall have been terminated, (iii) all guarantees constituting Senior Indebtedness shall have been


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terminated and (iv) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero.

          (g) Proceedings Against Borrower. So long as any Senior Indebtedness is outstanding (including any loans, any commitments to lend or open lender guarantees or any lender guarantees, Holder (solely in its capacity as a holder of this Note) shall not commence any bankruptcy, insolvency, reorganization or other similar proceeding against Borrower.

          (h) Amending Senior Indebtedness. Any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Holder (i) extend or renew or modify or amend the terms of the Senior Indebtedness, (ii) sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, Senior Indebtedness,
(iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against Borrower or any other person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or (vi) take any other action that might be deemed to impair in any way the rights of the holder of this Note. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Holder and without impairing or releasing the obligations of Holder to the holders of Senior Indebtedness.

          (i) Certain Rights in Bankruptcy. Holder hereby irrevocably authorizes and empowers each holder of Senior Indebtedness (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the terms of this Note, to file and prove all claims (including claims in bankruptcy) relating to this Note, to exercise any right to vote arising with respect to this Note and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Holder (solely in its capacity as a holder of this Note), as such holder of Senior Indebtedness determines to be necessary or appropriate.

          (j) Subrogation. No payment or distribution to any holder of Senior Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any right of subrogation in respect thereof until (i)(w) all Senior Indebtedness shall have been paid in full in cash or other immediately available funds or in any other manner


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satisfactory to all holders of Senior Indebtedness, (x) all commitments to lend under Senior Indebtedness shall have been terminated, (y) all guarantees constituting Senior Indebtedness shall have been terminated and (z) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero or (ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.

          (k) Relative Rights. The provisions of this Section 4 are for the benefit of the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Holder. Holder acknowledges and agrees that any breach of the provisions of this Section 4 will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Holder agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section 4 and/or to compel specific performance of such provisions. The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this
Section 4 are not intended to impair and shall not impair as between Borrower and Holder, the obligation of Borrower, which is absolute and unconditional, to pay Holder all amounts owing under this Note.

          (m) Reliance on Orders and Decrees. Subject to the provisions of
Section 4(d) hereof, upon any payment or distribution of assets of Borrower, whether in cash, property, securities or otherwise, Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Holder for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts


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paid or distributed thereon and all other facts pertinent thereto or to this
Section 4.

          5. Events of Default.

          (a) Definition. The following shall be an "Event of Default" under this Note:

          (i) the Borrower shall fail to make any payment of interest on this Note when the same shall become due and payable and such failure shall continue for a period of 5 days;

          (ii) the Borrower shall fail to make any payment of the principal of this Note when the same shall become due and payable, whether on the Maturity Date or otherwise;

          (iii) (A) the Borrower shall commence any case, proceeding or action
     (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, (B) the Borrower shall make a general assignment for the benefit of its creditors,
     (C) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (A) above which shall not have been vacated or discharged within 60 days from the commencement thereof, or (iv) a court shall enter a decree or order for relief in any involuntary case under Title 11 of the United States Code, as amended from time to time, or any applicable bankruptcy or similar law now or hereafter in effect, which decree or order is not stayed, vacated, discharged, or bonded pending appeal within 60 days from the entry thereof; or

          (iv) the acceleration of the maturity of the Senior Indebtedness.

          (b) Remedies. If an Event of Default shall occur and be continuing, then, subject to the provisions of Section 4, the Holder may, upon written notice to the Borrower,


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declare all amounts owing under this Note to be immediately due and payable.

          Subject to the immediately preceding paragraph and to Section 4 above, the Holder shall also have all other rights in respect of this Note following the occurrence and during the continuance of an Event of Default which are available pursuant to applicable law or in equity.


          6. Pledge Agreement. Anything in this Note to the contrary notwithstanding, nothing in this Note shall preclude the Holder from timely exercising such Holder's right pursuant to Section 6 of the Pledge Agreement (the "Pledge Agreement") dated as of the date hereof, by and between the Holder and the Borrower to set-off Secured Obligations (as defined in the Pledge Agreement) against this Note and/or interest payments under this Note.

          7. No Presentment. The Borrower, for itself and any guarantors hereof, and their successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives any right to be released by reason of any extension of time or change in the terms of payment.

          8. Amendment. So long as any Senior Indebtedness is outstanding (including any commitment under the Senior Agent Documents) the terms of this Note may be amended only with the consent of the Senior Agent. Subject to the foregoing, without the consent of the Senior Agent hereof, this Note may be amended by the Borrower and the Holder to cure any ambiguity, defect or inconsistency.

          9. Cancellation. After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to the Borrower for cancellation and shall not be reissued.

          10. Registration of Transfer. In the event of a permitted assignment or transfer of this Note by Holder, Holder shall surrender this Note to Borrower at the time of such assignment or transfer and Borrower shall simultaneously with such surrender, reissue and deliver a new note in the form of this Note in the name of the assignee or transferee in the same aggregate outstanding principal amount as the surrendered Note.

          11. Payment of Expenses. The Borrower agrees to pay all costs and expenses (including reasonable attorneys' fees) reasonably incurred by the Holder after the occurrence


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and during the continuance of an Event of Default in enforcing any obligations under this Note or in collecting any payments due from Borrower under this Note (including in connection with a bankruptcy or insolvency proceeding with respect to the Borrower).

          12. Governing Law. The construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          13. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only, and do not constitute a part of this Note.

          IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date first written above.

                              OUTSOURCING SOLUTIONS INCORPORATED

                                    By: /s/   David E. King
                                       --------------------------
                                       Name:  David E. King
                                       Title: Vice President

Agreed:

  /s/  Alan M. Miller
----------------------------
   ALAN M. MILLER


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